Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan of AMETEK, Inc. of our report dated August 1, 1997, with respect to the consolidated financial statements of AMETEK, Inc. (formerly Ametek Aerospace Products, Inc.) included in its Current Report on Form 8-K dated July 31, 197, as amended on Form 8-K/A on August 26, 1997, filed with the Securities and Exchange Commission.


                                        Ernst & Young LLP


Philadelphia, Pennsylvania
August 29, 1997